UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

PAA Natural Gas Storage, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34722	27-1679071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1500, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2012, the Board of Directors of PNGS GP LLC (the “General Partner”), the general partner of PAA Natural Gas Storage, L.P. (the “Partnership”) approved the modification of phantom unit awards previously granted under the PAA Natural Gas Storage, L.P. 2010 Long Term Incentive Plan to Dean Liollio, President of the General Partner, and other officers and members of the Partnership’s senior management team that devote substantially all of their time to the Partnership.

The previous awards, which were granted in 2010, consisted of two tranches of phantom units that were structured to encourage retention and align senior management’s interests with the continued expansion of the Partnership’s business and the achievement of targeted levels of distribution growth based on the Partnership’s outlook for the gas storage business at that time. However, since the granting of such awards, there has been a fairly dramatic deterioration in gas storage market conditions that has adversely impacted the Partnership’s ability to achieve the distribution performance benchmarks set forth in the previous awards, regardless of management’s performance. This, in turn, has significantly reduced the extent to which the previous awards encourage retention. In order to better align the interests of the recipients of such awards with our current outlook for the gas storage business and provide appropriate rewards that encourage retention in the current environment, the Board of Directors determined to modify the terms of the outstanding phantom unit awards as follows:

•

As modified, the first tranche of phantom unit awards will vest 30% on the date the Partnership pays an annualized distribution of $1.45 per unit; 30% on the date the Partnership pays an annualized distribution of $1.50 per unit; and 40% on the date the Partnership pays an annualized distribution of $1.55 per unit. Fifty percent of any unvested phantom units that remain outstanding as of the November 2016 distribution date will vest on such date and the remaining 50% will be forfeited. These awards have associated DERs that become payable 30% beginning in February 2012, 30% beginning in February 2013 and 40% beginning in February 2014.

•

As modified, the second tranche of phantom unit awards will vest 100% upon conversion of the Partnership’s Series A Subordinated Units into Common Units. Conversion of the Series A Subordinated Units is subject to certain performance conditions set forth in the Second Amended and Restated Agreement (defined below), as amended. DERs associated with these awards accrue from February 2012 and are payable 50% on each distribution date in 2012 with the remaining 50% payable in February 2013. Beginning in February 2013, 100% of the DERs will become currently payable.

Upon vesting, the phantom units will be payable on a one-for-one basis in common units. Associated DERs terminate when the underlying phantom units vest or are forfeited. The number of phantom units granted to Mr. Liollio did not change as a result of this modification.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 2, 2012, the Board of Directors of the General Partner of the Partnership amended the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended and Restated Agreement”) to effect a modification of the terms of certain of the Partnership’s Series B subordinated units, which modification has been agreed upon by Plains All American Pipeline, L.P. (“PAA”), the owner of all of the Series B subordinated units. The Series B subordinated units convert into Series A subordinated units or common units in five distinct tranches upon the achievement of defined benchmarks tied to the amount of capacity in service at the Partnership’s Pine Prairie Energy Center (“Pine Prairie”) and increases in the Partnership’s quarterly distributions. The amendment modifies the terms of the first three tranches of the Partnership’s Series B subordinated units to provide for a quarterly distribution benchmark of $1.71 per unit annualized. Prior to the amendment, the quarterly distribution levels required for conversion of these three tranches were at annualized levels of $1.44, $1.53 and $1.63 per unit, respectively.

After giving effect to the amendment, the first three tranches of Series B subordinated units held by PAA will convert into Series A subordinated units upon satisfaction of the following operational and financial conditions (the fourth and fifth tranches were not modified in connection with the amendment):

•

2,600,000 Series B subordinated units will convert into Series A subordinated units on a one-for-one basis if (a) the aggregate amount of working gas storage capacity at Pine Prairie that has been placed into service totals at least 29.6 Bcf, (b) the Partnership generates distributable cash flow for two consecutive quarters sufficient to pay a quarterly distribution of at least $0.4275 per unit (representing an annualized distribution of $1.71 per unit) on the weighted average number of outstanding common units and Series A subordinated units and all of such Series B subordinated units and (c) the Partnership makes a quarterly distribution of available cash of at least $0.4275 per quarter for two consecutive quarters on all outstanding common units and Series A subordinated units and the corresponding distributions on the General Partner’s 2.0% interest and the related distributions on the incentive distribution rights.

•

2,833,333 Series B subordinated units will convert into Series A subordinated units on a one-for-one basis if (a) the aggregate amount of working gas storage capacity at Pine Prairie that has been placed into service totals at least 35.6 Bcf, (b) the Partnership generates distributable cash flow for two consecutive quarters sufficient to pay a quarterly distribution of at least $0.4275 per unit (representing an annualized distribution of $1.71 per unit) on the weighted average number of outstanding common units and Series A subordinated units and all of such Series B subordinated units and, if any, the Series B subordinated units described in the prior bullet, and (c) the Partnership makes a quarterly distribution of available cash of at least $0.4275 per quarter for two consecutive quarters on all outstanding common units and Series A subordinated units and the corresponding distributions on the General Partner’s 2.0% interest and the related distributions on the incentive distribution rights.

•

2,066,667 Series B subordinated units will convert into Series A subordinated units on a one-for-one basis if (a) the aggregate amount of working gas storage capacity at Pine Prairie that has been placed into service totals at least 41.6 Bcf, (b) the Partnership generates distributable cash flow for two consecutive quarters sufficient to pay a quarterly distribution of at least $0.4275 per unit (representing an annualized distribution of $1.71 per unit) on the weighted average number of outstanding common units and Series A subordinated units and all of such Series B subordinated units and, if any, the Series B subordinated units described in the prior two bullets, and (c) the Partnership makes a quarterly distribution of available cash of at least $0.4275 per quarter for two consecutive quarters on all outstanding common units and Series A subordinated units and the corresponding distributions on the General Partner’s 2.0% interest and the related distributions on the incentive distribution rights.

A copy of Amendment No. 1 to the Second Amended and Restated Agreement is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On February 8, 2012, the Partnership issued a press release announcing the modifications described in Item 5.03 above. The press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1.	Amendment No. 1 dated February 2, 2012 to Second Amended and Restated Agreement of Limited Partnership of PAA Natural Gas Storage, L.P.

99.1	Press Release dated February 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAA NATURAL GAS STORAGE, L.P.

	By:	PNGS GP LLC,
its general partner

Dated: February 8, 2012	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Vice President

EXHIBIT INDEX

3.1.	Amendment No. 1 dated February 2, 2012 to Second Amended and Restated Agreement of Limited Partnership of PAA Natural Gas Storage, L.P.

99.1	Press Release dated February 8, 2012.